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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  November 30, 1998


                         U.S. Industrial Services, Inc.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                     0-22388                 99-0273889
----------------------------       ---------------        -------------------
(State or other jurisdiction       Commission File          (I.R.S. Employer
      of incorporation)                 Number            Identification No.)


             8111 Preston Road, Suite 715, Dallas, Texas  75225
             --------------------------------------------------
                   (Address of principal executive offices)

      Registrant's telephone number, including area code  (214) 891-9698



        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On November 30, 1998 ("Closing Date"), J. L. Manta, Inc., an Illinois corporation ("Manta") and wholly-owned subsidiary of U.S. Industrial Services, Inc. ("Registrant"), consummated the sale of substantially all of its assets ("Assets") to Kenny Industrial Services, L.L.C., a Delaware limited liability company ("Kenny"). The sale was effected pursuant to an Amended and Restated Asset Purchase Agreement (the "Agreement"), dated as of November 30, 1998, by and among Kenny, Manta and Registrant. The purchase price ("Purchase Price") for the Assets under the Agreement was $23,000,000, subject to post-closing adjustments as described in the Agreement. The Purchase Price was paid by Kenny to Manta on the Closing Date as follows:
$3,000,000 in cash and promissory notes in the aggregate face amount of $20,000,000.

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     The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is incorporated by reference herein as set forth under Exhibit 2.

ITEM 7.   PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (b)(1) Pro-Forma Financial Information

     (c)    Exhibits

            2. Amended and Restated Asset Purchase Agreement, dated as of November 30, 1998, among Kenny Industrial Services, L.L.C.,
                   J. L. Manta, Inc. and U.S. Industrial Services, Inc.

            99(a). Press Release dated December 3, 1998.

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                U.S. INDUSTRIAL SERVICES, INC.
                                (Registrant)


Dated: December 15, 1998        By: /s/  C. Thomas Mulligan
                                    ------------------------------------
                                    C. Thomas Mulligan
                                    Chief Financial Officer and General Counsel